Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION DECLARES REGULAR QUARTERLY CASH DIVIDEND
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COVINGTON, LA (October 31, 2007) Pool Corporation (the “Company” or “POOL”) (NASDAQ/GSM: POOL) announced today that its Board of Directors declared its regular quarterly dividend of $0.12 per share. The dividend will be payable on December 10, 2007 to holders of record on November 26, 2007.

Pool Corporation is the largest wholesale distributor of swimming pool and related outdoor lifestyle products.  Currently, POOL operates 285 sales centers in North America and Europe, through which it distributes more than 100,000 national brand and private label products to roughly 70,000 wholesale customers.  For more information about POOL, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project” and similar expressions and include projections of earnings.  The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.  Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants, changes in the economy and other risks detailed in POOL’s 2006 Annual Report on Form 10-K and 2007 Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

CONTACT:

Craig K. Hubbard
Treasurer
985.801.5117
craig.hubbard@poolcorp.com